Exhibit 99.1
Contact: Jeff Harkins
Investor Relations
940-297-3877

Sally Beauty Holdings, Inc. Reaffirms Commitment to Canadian Stylist Community and Beauty Consumers; Completes Acquisition of Professional Beauty Products Distributor La Maison Ami-Co Inc.; Expands Options on sallybeauty.ca

DENTON, Texas, September 29, 2020 – Sally Beauty Holdings, Inc. (NYSE: SBH) (“the Company”) today confirmed its commitment to the Canadian stylist community and to the Canadian hair color, hair care, nail and beauty consumer. Beauty Systems Group (“BSG”), the professional division of SBH, has 122 professional wholesale stores under the CosmoProf and Chalut brands across Canada. Sally Beauty Supply, the retail division of SBH, has 140 retail stores selling hair color, hair care, nail and other salon and beauty products across Canada.

In support of this commitment, SBH today announced the acquisition of La Maison Ami-Co Inc., a professional beauty products distributor in the Canadian province of Quebec, by its subsidiary BSG.   The transaction includes the acquisition of 10 La Maison Ami-Co stores, the addition of 17 direct sales consultants and exclusive distribution rights in Quebec to premier professional hair color and hair care brands including Wella Professional, Goldwell and Oribé.

This acquisition will allow BSG to further expand its operations throughout Quebec and will increase BSG’s professional beauty product offerings in its existing Chalut store network and full-service business that was acquired in 2017.

“We are excited about the addition of La Maison Ami-Co’s stores, direct sales consultants and talented employees to the BSG business in Quebec,” said Mark Spinks, president of Beauty Systems Group. “This acquisition is consistent with our strategy to gain additional exclusive distribution rights of professional hair color and care brands and should further strengthen BSG’s position in Canada while adding synergies between the Chalut and La Maison Ami-Co operations.”

The Company also announced that it had expanded its offering of retail beauty products to Canadian consumers on the recently launched sallybeauty.ca to 4,100 items, and shortened delivery times for e-commerce orders to consumers across Canada by expanding its ship-from-store e-commerce distribution points to 9 provinces.

About Sally Beauty Holdings, Inc.

Sally Beauty Holdings, Inc. (NYSE: SBH) is an international specialty retailer and distributor of professional beauty supplies with revenues of approximately $3.9 billion annually. Through the Sally Beauty Supply and Beauty Systems Group businesses, the Company sells and distributes through 5,062 stores, including 158 franchised units, and has operations throughout the United States, Puerto Rico, Canada, Mexico, Chile, Peru, the United Kingdom, Ireland, Belgium, France, the Netherlands, Spain and

Germany. Sally Beauty Supply stores offer up to 8,000 products for hair color, hair care, skin care, and nails through proprietary brands such as Ion®, Generic Value Products®, Beyond the Zone® and Silk Elements® as well as professional lines such as Wella®, Clairol®, OPI®, Conair® and Hot Shot Tools®. Beauty Systems Group stores, branded as CosmoProf® or Armstrong McCall® stores, along with its outside sales consultants, sell up to 10,500 professionally branded products including Paul Mitchell®, Wella®, Matrix®, Schwarzkopf®, Kenra®, Goldwell®, Joico® and CHI®, intended for use in salons and for resale by salons to retail consumers. For more information about Sally Beauty Holdings, Inc., please visit https://www.sallybeautyholdings.com/.

Cautionary Notice Regarding Forward-Looking Statements

Statements in this news release and the schedules hereto which are not purely historical facts or which depend upon future events may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “can,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” “will,” “would,” “anticipates,” “potential,” “confident,” “optimistic,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations and future plans. Forward-looking statements can also be identified by the fact these statements do not relate strictly to historical or current matters.

Readers are cautioned not to place undue reliance on forward-looking statements as such statements speak only as of the date they were made. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, the risks and uncertainties related to COVID-19 and those described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2019, and our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein. We assume no obligation to publicly update or revise any forward-looking statements.